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                                                                   EXHIBIT 10.19



June 15, 1998

Mr. Alex Sandel
President
Future Media Productions
25136 Anza Drive
Valencia, California 91355

Dear Mr. Sandel:

1. This letter confirms our understanding that Future Media Productions, Inc. (the "Company") has engaged Averil Associates, Inc. ("Averil") as financial advisor to the Company regarding its strategic and financing alternatives with respect to an initial public offering (the "Engagement"). It is anticipated that the scope of this retention will take the following form:

      (A) Averil will act as financial advisor to the Company with respect to the consideration and implementation of its strategic alternatives. As part of this assignment, Averil will (i) study and evaluate the short-term and long-term projected financial performance and capital needs of the Company, (ii) develop valuation perspectives regarding the Company, reflecting appropriate strategic, industry and macroeconomic considerations, (iii) as a result of Averil's diligence, and in conjunction with management analysis, work with management in developing a strategic financing plan for the Company; (iv) work with management in contacting and negotiating with potential underwriters in line with the financing plan, (v) review various structural and tax considerations applicable to a transaction impacting the Company, (vi) coordinate all financial and legal advisors involved in the transactional process, and (vii) assist in the preparation, execution and the closing of all aspects of an initial public offering.

      (B) A transaction may include the Company or any of its affiliates, including (without limitation) a new entity formed for such purpose (collectively, the "Entities").

2. The Company shall pay to Averil, as compensation for services under this Engagement, as follows:

      (A) RETAINER. A non-refundable retainer fee of $35,000, payable upon execution of this letter agreement.

      (B) TRANSACTION FEES. In the case of a transaction, a transaction fee of .75% of the consideration raised, payable in cash, at the closing (or, if more than one, at each closing) of a transaction in line with the Company's business plan, by wire transfer or certified bank check; PROVIDED HOWEVER, the retainer fee payable pursuant to the first paragraph of Section 2(A) above, shall be credited against any transaction fees payable pursuant to this paragraph.
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             In addition to the cash fees payable pursuant to the above paragraph, the Company shall issue to Averil, at no cost, additional equity securities, warrants or other participating interests in the Company (or, if applicable, another Entity) representing .25% of the consideration raised in value, priced in accordance with the Black Scholes option model, to be issued upon consummation of the transaction and receipt of the consideration in cash; provided, however, the minimum amount of warrants issuable pursuant to this transaction shall be $50,000 in value. The Company will grant to Averil registration rights, at Averil's expense, on Form S-3, exercisable after twelve months following any initial public offering.

      (C) EXPENSES. In addition to any fees payable hereunder, the Company shall, whether or not a transaction shall be consummated, reimburse Averil as billed for its business class travel and other reasonable out-of-pocket expenses (including all fees and disbursements of counsel and of other consultants and advisors retained by it, messenger and duplicating services, telephone and facsimile expenses, document and database charges and other customary expenditures), incurred in connection with, or arising out of, Averil's activities under or contemplated by this engagement. Averil shall charge all of its out-of-pocket expenses at its actual cost. Aggregate total expenses shall not exceed $7,500; provided, however, in the event that Averil is asked to travel with the Company either in connection with the selection of underwriters or completion of the roadshow, such expenses shall be covered by the Company.

      (D) DEFINITIONS. As used herein, "transaction" shall mean any transaction or series or combination of transactions whereby, directly or indirectly, a private or public party(ies) (excluding Greyrock Business Credit, Alexander Sandel, Beny Alagem and Jason Barzilay or any entity that any of them owns or controls) lends or otherwise invests in any of the Entities or their respective affiliates or assets. Such transaction may include, but shall not be limited to, placement of a term loan, revolver or other debt facility, subordinated debentures, convertible equity or other similar securities, a private or public financing transaction, an acquisition or exchange of capital stock or assets, a lease of assets with or without a purchase option, a merger or consolidation, the formation of a joint venture or partnership or any similar transaction through which the Company's financing objectives are met.

             As used herein, "consideration" shall mean all (i) cash, whether paid, funded or contributed immediately or to be paid, funded or contributed in the future (contingent, deferred or otherwise), (ii) the fair market value of all debt, equity and other securities, other participating interests and any other property paid, funded or contributed, and (iii) the fair market value of all debt or other liabilities paid, funded or secured (or otherwise assumed) directly or indirectly on behalf of the Company or any of its affiliates.

3. In connection with Averil's activities hereunder, the Company will furnish Averil with all material information regarding the business and financial condition of the Company (all such information so furnished being the "Information"). The Company recognizes and confirms that Averil (i) will use and rely primarily on the Information and on information available from generally recognized public sources in performing the services contemplated by this letter without having independently verified the same; (ii) does not assume responsibility for the accuracy or completeness of the Information and such other information, (iii) will not make an appraisal of any assets of the
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      Company, and (iv) retains the right to continue to perform due diligence during the course of the engagement.

4. Since Averil will be acting on behalf of the Company in connection with its engagement hereunder, the Company and Averil have entered into a separate indemnification agreement, dated the date hereof and attached hereto, providing for the indemnification of Averil and certain related persons. Such indemnification agreement is an integral part of this letter and the terms thereof are incorporated by reference herein. It is understood that if any other person or entity is established by the Company for the purpose of carrying out any transaction contemplated by this engagement letter, such person or entity will enter into engagement and indemnification agreements substantially similar to this engagement letter and the associated indemnification agreement dated the date hereof. THE COMPANY ACKNOWLEDGES AND AGREES THAT THE
      SERVICES RENDERED BY AVERIL UNDER THIS ENGAGEMENT ARE FINANCIAL ADVISORY SERVICES ONLY AND DO NOT INCLUDE THE RENDERING OF ANY LEGAL REPRESENTATION BY AVERIL OR ANY OF ITS AGENTS OR EMPLOYEES. THE
      COMPANY REPRESENTS THAT IT EITHER HAS LEGAL COUNSEL, OR WILL RETAIN LEGAL COUNSEL, TO RENDER APPLICABLE LEGAL SERVICES IN RELATION TO THE ASSIGNMENTS CONTEMPLATED BY THIS ENGAGEMENT AND WILL IN NO WAY RELY
      UPON AVERIL TO RENDER SUCH LEGAL COUNSEL._________(initials)

5. Averil's engagement hereunder shall be terminable at will at any time prior to the closing of the Transaction by either the Company or Averil upon thirty days' prior written notice thereof to the other party. It is understood, however, that notwithstanding any termination of Averil's engagement hereunder by the Company, Averil shall be entitled to receive any retainer fees and all out-of-pocket expenses to be paid to it pursuant to clauses (A) and (C) of the second paragraph of this letter agreement and, for a period of twelve months subsequent to the termination of this engagement, any transaction fees referred to in clause (B) of the second paragraph of this letter agreement relating to assignments within the scope of this engagement. Otherwise, the parties shall not have any continuing liability or obligation to the other except for those related to the indemnification agreement referred to in paragraph 4 hereof and the representations and warranties contained in paragraph 7, the terms of which shall survive any termination of Averil's engagement hereunder.

6. The advice (written or oral) rendered by Averil pursuant to this agreement is intended solely for the benefit and use of the Company in considering the matters to which this agreement relates, and the Company agrees that neither such advice nor Averil's retention may be disclosed publicly or made available to third parties without the prior written consent of Averil.

7. The Company represents and warrants to Averil that (i) this Agreement has been duly authorized, executed and delivered by the Company, and, constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms and (ii) any offering materials will not, when delivered for distribution in connection with a transaction and at the closing of a transaction, contain any untrue statements of a material fact or omit to state any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. The Company shall advise Averil promptly of the occurrence of any event or any other change that results in the Information or offering materials containing any untrue statement of a material fact or omitting to state any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.
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8.    The execution of this letter shall not be deemed or construed as obligating Averil to make any investment in the Company or any other Entity, directly or indirectly.

9. This Agreement may not be modified or amended except in a writing duly executed by the parties hereto.

10. Any determination that any one or more of the provisions of this Agreement may be, or is, invalid, illegal or unenforceable shall not affect the validity, legality or enforceability of the remainder of this Agreement.

11. THIS AGREEMENT AND ALL CONTROVERSIES ARISING FROM OR RELATING TO PERFORMANCE UNDER THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED
      IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO SUCH STATE'S RULES CONCERNING CONFLICTS OF LAWS. THE PARTIES HERETO HEREBY IRREVOCABLY CONSENT TO PERSONAL JURISDICTION AND VENUE
      IN ANY COURT OF THE STATE OF CALIFORNIA OR ANY FEDERAL COURT SITTING IN THE CITY OF LOS ANGELES FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT OR ANY OF THE AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY, WHICH IS BROUGHT BY OR AGAINST ANY PARTY HERETO, AND HEREBY AGREE THAT ALL CLAIMS IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. THE PARTIES HERETO HEREBY IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTIES AT THEIR RESPECTIVE ADDRESSES SET FORTH ABOVE, SUCH SERVICE TO BECOME EFFECTIVE TEN (10) DAYS AFTER SUCH MAILING. ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM OR ACTION ARISING OUT OF THIS AGREEMENT OR CONDUCT IN CONNECTION WITH THIS ENGAGEMENT IS HEREBY WAIVED.______(initials)

12. This agreement may be executed in counterparts, each of which together shall be considered a single document.

Please confirm that the foregoing is in accordance with your understanding by signing and returning to Averil the enclosed duplicate of this letter, which shall thereupon constitute a binding agreement.


AVERIL ASSOCIATES, INC.


By:
     -----------------------------------
     Diana L. Maranon


ACCEPTED AND AGREED TO:

FUTURE MEDIA PRODUCTIONS


By:
     ------------------------------------
     Alex Sandel